Exhibit (h)(16)

Exhibit A

Schedule to Administration Agreement

as of June     , 2007

	Fee Rate*:
	Institutional and Administrative Classes			Classes A, B & C
Fund	Core Expenses**	Other	Total	Core Expenses**	Other	Total
Allianz Global Investors Multi-Style (formerly Allianz AMM Asset Allocation)	0.05%	0.10%	0.15%	0.10%	0.30%	0.40%
Allianz CCM Capital Appreciation	0.10	0.15	0.25	0.10	0.30	0.40
Allianz CCM Emerging Companies	0.10	0.15	0.25	n/a	n/a	n/a
Allianz CCM Focused Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz CCM Mid-Cap	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NACM Emerging Markets Opportunities	0.15	0.30	0.45	0.15	0.45	0.60
Allianz NACM Global	0.15	0.20	0.35	0.15	0.35	0.50
Allianz NACM Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NACM Income & Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NACM International	0.15	0.30	0.45	0.15	0.45	0.60
Allianz NACM Mid-Cap Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NACM Pacific Rim	0.15	0.30	0.45	0.15	0.45	0.60
Allianz NFJ All-Cap Value (formerly Allianz NACM Flex-Cap Value)	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NFJ Dividend Value	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NFJ International Value	0.15	0.30	0.45	0.15	0.45	0.60
Allianz NFJ Large-Cap Value	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NFJ Mid-Cap Value	0.10	0.15	0.25	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.15	0.25	0.10	0.30	0.40
Allianz OCC Core Equity	0.10	0.15	0.25	0.10	0.30	0.40
Allianz OCC International Equity	0.15	0.30	0.45	n/a	n/a	n/a
Allianz OCC Renaissance	0.10	0.15	0.25	0.10	0.30	0.40
Allianz OCC Value	0.10	0.15	0.25	0.10	0.30	0.40
Allianz OCC Growth (formerly Allianz PEA Growth)	0.10	0.15	0.25	0.10	0.30	0.40
Allianz OCC Equity Premium Strategy (formerly Allianz PEA Equity Premium Strategy)	0.10	0.15	0.25	0.10	0.30	0.40
Allianz OCC Opportunity (formerly Allianz PEA Opportunity)	0.10	0.15	0.25	0.10	0.30	0.40
Allianz OCC Target (formerly Allianz PEA Target)	0.10	0.15	0.25	0.10	0.30	0.40
Allianz RCM Biotechnology	n/a	n/a	n/a	0.10	0.30	0.40
Allianz RCM Financial Services	0.15	0.10	0.25	n/a	n/a	n/a
Allianz RCM Global Resources	0.15	0.20	0.35	0.15	0.35	0.50
Allianz RCM Global Small-Cap	0.15	0.20	0.35	0.15	0.35	0.50
Allianz RCM Healthcare (formerly Allianz RCM Global Healthcare)	n/a	n/a	n/a	0.15	0.35	0.50
Allianz RCM International Growth Equity	0.15	0.30	0.45	0.15	0.45	0.60
Allianz RCM Large-Cap Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.15	0.25	0.10	0.30	0.40
Allianz RCM Small-Cap Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz RCM Strategic Growth	0.10	0.15	0.25	0.10	0.30	0.40
Allianz RCM Technology (formerly Allianz RCM Global Technology)	0.15	0.15	0.30	0.15	0.30	0.45

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

Not all Funds offer each share class listed above.

Class D Shares – Fee Rate*

Fund	Core Expenses**	Other	Total
Allianz CCM Capital Appreciation	0.10%	0.55%	0.65%
Allianz CCM Focused Growth	0.10%	0.55%	0.65%
Allianz CCM Mid-Cap	0.10	0.55	0.65
Allianz NACM Emerging Markets Opportunities	0.15	0.70	0.85
Allianz NACM Global	0.15	0.60	0.75
Allianz NACM Growth	0.10	0.55	0.65
Allianz NACM Income & Growth	0.10	0.55	0.65
Allianz NACM International	0.15	0.70	0.85
Allianz NACM Mid-Cap Growth	0.10	0.55	0.65
Allianz NACM Pacific Rim	0.15	0.70	0.85
Allianz NFJ All-Cap Value (formerly Allianz NACM Flex-Cap Value)	0.10	0.55	0.65
Allianz NFJ Dividend Value	0.10	0.55	0.65
Allianz NFJ International Value	0.15	0.70	0.85
Allianz NFJ Large-Cap Value	0.10	0.55	0.65
Allianz NFJ Mid-Cap Value	0.10	0.55	0.65
Allianz NFJ Small-Cap Value	0.10	0.55	0.65
Allianz OCC Core Equity	0.10	0.55	0.65
Allianz OCC Renaissance	0.10	0.55	0.65
Allianz OCC Value	0.10	0.55	0.65
Allianz OCC Growth (formerly Allianz PEA Growth)	0.10	0.55	0.65
Allianz OCC Equity Premium Strategy (formerly Allianz PEA Equity Premium Strategy)	0.10	0.55	0.65
Allianz OCC Opportunity (formerly Allianz PEA Opportunity)	0.10	0.55	0.65
Allianz OCC Target (formerly Allianz PEA Target)	0.10	0.55	0.65
Allianz RCM Biotechnology	0.10	0.55	0.65
Allianz RCM Global Resources	0.15	0.60	0.75
Allianz RCM Global Small-Cap	0.15	0.60	0.75
Allianz RCM Healthcare (formerly Allianz RCM Global Healthcare)	0.15	0.60	0.75
Allianz RCM International Growth Equity	0.15	0.70	0.85
Allianz RCM Large-Cap Growth	0.10	0.55	0.65
Allianz RCM Mid-Cap	0.10	0.55	0.65
Allianz RCM Strategic Growth	0.10	0.55	0.65
Allianz RCM Technology (formerly Allianz RCM Global Technology)	0.15	0.55	0.70

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below. Fee rates in the columns captioned “Other” and “Total” include 0.25% disclosed in each Fund’s Prospectus Fund Summary under the column heading “Distribution and/or Service (12b-1) Fees”.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

Class R Shares – Fee Rate*

Fund	Core Expenses**	Other	Total
Allianz CCM Capital Appreciation	0.10%	0.30%	0.40%
Allianz CCM Mid-Cap	0.10	0.30	0.40
Allianz NACM Global Fund	0.15	0.35	0.50
Allianz NACM International Fund	0.15	0.45	0.60
Allianz NFJ Dividend Value	0.10	0.30	0.40
Allianz NFJ Large-Cap Value	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.30	0.40
Allianz OCC Core Equity Fund	0.10	0.30	0.40
Allianz OCC Renaissance	0.10	0.30	0.40
Allianz OCC Value	0.10	0.30	0.40
Allianz OCC Growth (formerly Allianz PEA Growth)	0.10	0.30	0.40
Allianz OCC Equity Premium Strategy (formerly Allianz PEA Equity Premium Strategy)	0.10	0.30	0.40
Allianz RCM Large-Cap Growth	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

Breakpoints

Class A, B, C, D and R shares. The total administrative fee rate for Class A, B, C, D and R shares of each Fund (except the OCC Value, OCC Renaissance, NFJ Small-Cap Value and RCM Technology Funds) shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets (including assets attributable to Institutional and Administrative Class shares): by 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion and by an additional 0.025% per annum on assets in excess of $5 billion. The total administrative fee rate for Class A, B, C, D and R shares of the OCC Value, OCC Renaissance, NFJ Small-Cap Value and RCM Technology Funds shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets (including assets attributable to Institutional and Administrative Class shares): by 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.050% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion.

Institutional and Administrative Class shares. The total administrative fee rate for Institutional Class and Administrative Class shares of each Fund (except the OCC Value, OCC Renaissance, NFJ Small-Cap Value and RCM Technology Funds) shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets (including assets attributable to Class A, B, C, D and R shares): by 0.025% per annum on assets in excess of $500 million and by an additional 0.025% per annum on assets in excess of $1 billion. The total administrative fee rate for Institutional Class and Administrative Class shares of the OCC Value, OCC Renaissance, NFJ Small-Cap Value and RCM Technology Funds shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets (including assets attributable to Class A, B, C, D and R shares): by 0.025% per annum on assets in excess of $1 billion, and by an additional 0.025% per annum on assets in excess of $2.5 billion.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on the day and year first written above.

ALLIANZ FUNDS

By:
Name:
Title:

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:
Name:
Title: